EXHIBIT 99.1

PepsiCo, Inc. and Subsidiaries

Schedule of Reclassified Operating Segment Data – Reported Basis

Volume Growth over Prior Year Period (%)

(unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2010	2010	2010	2010	2010

PepsiCo Americas Foods

Frito-Lay North America	—	(3)%	(2)%	—	(1)%

Quaker Foods North America	1%	(1)%	(1)%	—	—

Latin America Foods	1%	2%	5%	5%	4%

PepsiCo Americas Beverages	(4)%	13%	13%	14%	10%

Europe
Snacks	(3)%	2%	3%	3%	2%
Beverages	(4)%	10%	17%	10%	10%

AMEA
Snacks	14%	19%	17%	13%	16%
Beverages	10%	8%	4%	8%	7%

EXHIBIT 99.1

(continued)

PepsiCo, Inc. and Subsidiaries

Schedule of Reclassified Operating Segment Data – Reported Basis

Supplemental Financial Information

(dollars in millions and unaudited)

	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	%Δ
	2009	2010	2010	2010	2010	2010	over PY

Net Revenue

PepsiCo Americas Foods

Frito-Lay North America	$12,421	$2,864	$2,992	$3,050	$3,667	$12,573	1%

Quaker Foods North America	2,687	683	582	601	790	2,656	(1)%

Latin America Foods	5,703	983	1,538	1,542	2,252	6,315	11%

Total PAF	20,811	4,530	5,112	5,193	6,709	21,544	3.5%

PepsiCo Americas Beverages	10,116	2,765	5,548	5,792	6,296	20,401	102%

Europe	7,028	1,044	2,498	2,848	3,212	9,602	37%

Asia, Middle East & Africa	5,277	1,029	1,643	1,681	1,938	6,291	19%

Total Net Revenue	$43,232	$9,368	$14,801	$15,514	$18,155	$57,838	34%

Operating Profit

PepsiCo Americas Foods

Frito-Lay North America	$3,105	$728	$800	$866	$982	$3,376	9%

Quaker Foods North America	781	195	159	167	220	741	(5)%

Latin America Foods	904	145	233	238	388	1,004	11%

Total PAF	4,790	1,068	1,192	1,271	1,590	5,121	7%

PepsiCo Americas Beverages	2,172	73	952	1,017	734	2,776	28%

Europe	948	118	276	432	228	1,054	11%

Asia, Middle East & Africa	700	155	267	235	51	708	1%

Corporate Unallocated
Net impact of mark-to-market on commodity hedges	274	46	(4)	16	33	91	(67)%
Merger and integration charges	(49)	(88)	(24)	(16)	(63)	(191)	284%
Venezuela currency devaluation	—	(129)	—	—	—	(129)	n/m
Asset write-off	—	(145)	—	—	—	(145)	n/m
Foundation contribution	—	(100)	—	—	—	(100)	n/m
Other	(791)	(158)	(198)	(155)	(342)	(853)	8%

Total Operating Profit	$8,044	$840	$2,461	$2,800	$2,231	$8,332	4%

n/m	represents year-over-year changes that are not meaningful.